Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2023, relating to the consolidated financial statements of Imperial Petroleum Inc., appearing in the Annual Report on Form 20-F of Imperial Petroleum Inc. for the fiscal year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

November 23, 2023